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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             KANKAKEE BANCORP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed: 2/26/2002

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                           [Logo of Kankakee Bancorp]

              310 South Schuyler Avenue
              P.O. Box 3                             (815) 937-4440
              Kankakee, IL 60901-0003            Fax (815) 937-3674

             Supplement to our Proxy Statement dated March 11, 2002

     The following information concerning the employment agreements and change of control agreements for our executive officers was inadvertently omitted from our proxy statement dated March 11, 2002. This information, which was previously disclosed in filings with the Securities and Exchange Commission, should be read in conjunction with our proxy statement and you should carefully review this information, as well as all of the information in our proxy statement, in connection with this year's annual meeting. You may receive a free copy of our definitive proxy statement and any other soliciting materials relating to our solicitation on the Securities and Exchange Commission's website at www.sec.gov, or by contacting Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.

     The information which should have appeared on page 11 of the proxy statement is as follows:

Employment Agreements

     On April 1, 2001, we entered into an employment agreement with Larry D. Huffman to serve as the president and chief executive officer of the holding company and the bank. The initial term of the agreement is three years. The employment agreement initially provides for an initial base salary of $140,000 with a 5% increase on each of the first three anniversaries of the agreement.

     The employment agreement will terminate upon the death or disability of Mr. Huffman, in the event of certain regulatory actions or upon notice by either us or Mr. Huffman, with or without cause. In the event of termination of Mr. Huffman's employment without cause, we will be obligated to pay or to provide to him, as applicable, continued salary and benefits for a period of one year following his termination. The employment agreement includes a covenant which will limit the ability of Mr. Huffman to compete with us in an area encompassing a twenty five mile radius from our main office for a period of one year following the termination of his employment with us. The geographic area covered by this provision constitutes a portion of our primary service area.

     As of October 15, 2001, we entered into change of control agreements with Gerald C. Chantome, Larry D. Huffman, Michael A. Stanfa and Ronald J. Walters, each of whom are officers named in our proxy statement. Each of these agreements has identical terms, which provide that if the executive is terminated by us within either six months before or one year after a change of control of the holding company, as defined in the agreements, then the executive will receive a severance benefit equal to three times the sum of his base salary, average performance bonus (a two year average) and average retirement plan contributions (a two year average). Also, the executive will continue to receive certain benefits, including medical insurance coverage, for a period of three years after the termination date. The executive is also entitled to receive these benefits upon his constructive termination after a change of control.